July 17, 2006

Mr. Jagjit Jay Sidhu
Spring Creek Capital Corp.
12684 - 70 A Avenue
Surrey, B.C. V3W 2J4

RE: SPRING CREEK CAPITAL CORP. – Registration Statement of Form SB-1

Dear Sir:

We have acted as counsel for SPRING CREEK CAPITAL CORP., a Nevada corporation (the "Company"), in connection with the preparation of the Registration Statement on Form SB-1 (the "Registration Statement") to be filed with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended, relating to the offering of 2,500,000 shares of the Company's common stock (the “Shares") by the selling shareholder (the "Selling Shareholder")named in the Registration Statement.

In rendering the opinion set forth below, we have reviewed: (a) the Registration Statement (b) the Company's Articles of Incorporation; (c) the Company's Bylaws, as amended; (d) certain records of the Company's corporate proceedings, including resolutions of the directors approving the issuance of the Shares to the Selling Shareholder; and (e) such corporate and other documents, records, papers and certificates as we have deemed necessary for the purpose of the opinions expressed herein. We have also relied, without investigation, upon an Officer's Certificate executed by Mr. Jagjit Jay Sidhu, the Company's President.

Our opinion expressed herein is subject in all respects to the following assumptions, limitations and qualifications:

(i) Our opinion is limited to the laws of the State of Nevada and the federal laws of the United States of America applicable thereto;

(ii) We have assumed (a) the genuineness of all signatures on documents examined by us, (b) the legal capacity of the officers of the Company, (c) the authenticity of all documents submitted to us as originals, (d) the conformity to authentic originals of all documents submitted to us as certified, conformed, photostatic or other copies, and (e) that the documents, in the forms submitted to us for our review, have not been and will not be altered or amended in any respect.

(iii) We have assumed that each of the statements made and certified in the Officer's Certificate provided by the Company's President, Secretary and Treasurer was true and correct when made, has at no time since been made and certified become untrue or incorrect and remains true and correct on the date hereof.

Based upon the foregoing, we are of the opinion that the shares to be sold by the Selling Shareholder are validly issued, fully paid and non-assessable shares of the Company's common stock.

We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the use of our name wherever appearing in the Registration Statement and in any amendment thereto.

Yours truly,

/s/ Aaron D. McGeary

Aaron D. McGeary